UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   September 1, 2005

                               TRANS ENERGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         NEVADA                      0-23530                    93-0997412
----------------------------       ------------             -------------------
(State or other jurisdiction       (Commission                (IRS Employer
of incorporation)                   File Number)            Identification No.)

        210 Second Street, P.O. Box 393, St. Mary's, West Virginia 26170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (304) 684-7053

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                                    FORM 8-K

Section 2 - Financial Information

Item 2.01     Completion of Acquisition or Disposition of Assets

     On September 1, 2005, together with our wholly owned subsidiary Prima Oil Company, Inc., we finalized the sale of certain assets to Texas Energy Trust Company and its trustee, George Hillyer ("Buyer"). These assets include the following:

     o Certain leases for the production of oil and natural gas located in Marion County, West Virginia (the "Marion County Leases");

     o Certain oil or natural gas wells located on the Marion County Leases (the "Marion County Wells"), together with all of the equipment and other tangible personal property physically attached to any of the wells, including all pipelines, rights of way, easements, well head equipment and leasehold estates;

     o Certain vehicles and other equipment, parts, inventories and hand tools;

     o Miscellaneous well logs, maps, production data, sales records and histories, royalty payment records and other information concerning the Marion County Leases and Marion County Wells;

     o A $50,000 reclamation bond pursuant to which all of the Marion County Wells, and others, are permitted;

     o Certain cash and trade accounts receivable generated by the operations and results of operations of the Marion County Leases and Marion County Wells, realized on or after August 1, 2005; and

     o All the outstanding capital common stock of Cobham Gas Industries held by Trans Energy, Inc. or any of our affiliates.

     The assets are a portion of those total assets we acquired in November 2004 from Texas Energy Trust through Prima Oil Company. In consideration for the above referenced assets, the Buyer will provide the following to us:

     o The return to us of 244,633 shares of Trans Energy, Inc. common stock initially issued to Buyer in January 2005 and which shares are to be valued at the closing price per share of our common stock on the closing date;

     o The return to us of all of Buyer's options, warrants and future rights to acquire any securities of Trans Energy or any of our affiliates;

     o We will retain the right to use through December 31, 2005 the $50,000 reclamation bond in order to comply with certain West Virginia boding requirements; and

     o Buyer will assume responsibility for the payment of certain loans in the amount of $96,839, the liabilities related to the plugging of certain of the Marion County Wells, all expenses related to operation, maintenance and ownership of the Marion County Leases and the Marion County Wells incurred on or after August 1, 2005.

     In addition to the above, we have agreed to fulfill the remaining payment obligations to Buyer under that certain agreement dated November 5, 2004, and we will retain responsibility for the payment of certain debts related to Cobham Gas Industries.

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

Section 5 - Corporate Governance and Management

Item 5.02      Departure  of  Directors  or  Principal  Officers;   Election  of
               Directors; Appointment of Principal Officers

     On September 1, 2005, the Trans Energy board of directors accepted the resignation John G. Corp as a director and Vice President. Mr. Corp was appointed a director and officer on February 28, 2005. Mr. Corp resigned for personal reasons and not due to any disagreement or conflict with Trans Energy, Inc. Our board has not appointed a successor to Mr. Corp, but will consider a replacement in the future.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

     (c) Exhibits

     Exhibit No.      Description

         10.1         Asset Purchase Agreement with Texas Energy Trust Company.
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Notes about Forward-looking Statements

     Statements contained in this Current Report which are not historical facts, including all statements regarding the consummation of the acquisition of assets, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. Trans Energy cautions the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TRANS ENERGY, INC.



Date: September 15, 2005                By         /S/ CLARENCE E SMITH
                                           -------------------------------------
                                            Clarence E. Smith
                                            Chief Executive Officer and Director


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